EXHIBIT 99.1
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                                                             [LOGO - NEXEN INC.]

                           NEXEN INC. 801-7TH AVE SW CALGARY, AB CANADA  T2P 3P7
                                 T 403 699.4000  F 403 699.5776 www.nexeninc.com



MEDIA RELEASE

                                                           For immediate release


                        NEXEN ANNOUNCES YEAR-END RESERVES



CALGARY, ALBERTA, FEBRUARY 3, 2004 - Nexen Inc. added 111 million equivalent barrels (boe) of proved reserves before revisions in 2003. These additions replaced 113% of our production of 98 million boe, at finding and development costs of $11.64 per boe. Significant proved reserves were added in the U.S. Gulf of Mexico, Yemen and Syncrude. On a proved plus probable basis before revisions, we replaced almost 500% of our production, adding significant new probable reserves for our Long Lake Synthetic Crude Oil project in Canada and for discoveries in Yemen and offshore West Africa.

Following our annual evaluation, we reduced the estimate of our proved reserves by 67 million boe. This is 8% of our total world-wide reserves and includes a reduction of 60 million boe to our conventional proved reserves in Canada. The Canadian revisions are expected to result in a non-cash, after-tax impairment charge of approximately $175 million ($1.40 per share) in the fourth quarter of 2003. Over 80% of this charge relates to conventional heavy oil reserves. Our future depletion rate in Canada is expected to decrease by approximately 5% as a result of this charge. A detailed analysis of the change in our reserves is included later in this release.

We use the successful efforts method to account for our oil and gas operations. This method is more conservative than full-cost accounting as impairment is determined at the property level rather than the country level. At the country level, no impairment charge would have been required. The future estimated cash flow from our total conventional Canadian assets is approximately 2.5 times their related carrying value.

After revisions, our company-wide cost to find and develop proved reserves was $29.34 per boe in 2003, and our reserve replacement cost was $29.92 per boe. Over the past five years, our reserve replacement cost after revisions has averaged $9.06 per boe.

"These revisions have no impact on our production guidance for 2004," said Charlie Fischer, Nexen's President and Chief Executive Officer. "Our Canadian conventional assets have significant remaining economic value and we will continue to manage them to maximize that value."

RESERVES SUMMARY

Our proved reserves are estimated according to U.S. Securities and Exchange Commission guidelines based upon year-end constant prices. Our long-term practice has been to internally evaluate all of our reserves and to have at least 80% of our proved reserves audited by independent qualified consultants each year. Our reserves are also reviewed and approved by our Board of Directors.

"Our strategy is to build our position in new basins where we have significant room for long-term growth," said Fischer. "The majority of our reserve additions are in these new areas where the returns from investment are significantly better."

-------------------------------------------------------------------------------------------------------------------------------
                                                                                OTHER
                                YEMEN     CANADA     CANADA      US      US      INTL    SYNTHETIC    SYNCRUDE       TOTAL
mmboe                            OIL        OIL        GAS      OIL      GAS     OIL        OIL          OIL         MMBOE
-------------------------------------------------------------------------------------------------------------------------------
PROVED RESERVES (1)
Dec 31, 2002                      183        189        103       65      55        10         2         264            871
Extensions and Discoveries         63         12          4        2       3         1        --          26            111
Acquisitions                       --         --         --       20       4        --        --          --             24
Dispositions                       --        (28)        (1)      --      (1)       --        --          --            (30)
Production                        (43)       (17)       (10)     (10)     (9)       (4)       --          (5)           (98)
Revisions                         (11)       (42)       (18)      (2)     (1)        4         3          --            (67)
                               ------------------------------------------------------------------------------------------------
Dec 31, 2003                      192        114         78       75      51        11         5         285            811
                               ================================================================================================

PROBABLE RESERVES (1),(2)

Dec 31, 2002                       98         50         12       14      15        12        15         117            333
Extensions and Discoveries         20         --          1       --       1        60       313         (26)           369
Acquisitions                       --         --         --        8       2        --        --          --             10
Dispositions                       --         (5)        --       --      --        --        --          --             (5)
Revisions                         (23)        (7)         1       (1)     (6)       (8)       --          (6)           (50)
                               ------------------------------------------------------------------------------------------------
Dec 31, 2003                       95         38         14       21      12        64       328          85            657
                               ================================================================================================

PROVED + PROBABLE
RESERVES (1),(2)

Dec 31, 2002                      281        239        115       79      70        22        17         381          1,204
Extensions and Discoveries         83         12          5        2       4        61       313          --            480
Acquisitions                       --         --         --       28       6        --        --          --             34
Dispositions                       --        (33)        (1)      --      (1)       --        --          --            (35)
Production                        (43)       (17)       (10)     (10)     (9)       (4)       --          (5)           (98)
Revisions                         (34)       (49)       (17)      (3)     (7)       (4)        3          (6)          (117)
                               ------------------------------------------------------------------------------------------------
Dec 31, 2003                      287        152         92       96      63        75       333         370          1,468
                               ================================================================================================

(1) Reserves represent our working interest before royalties at year-end constant pricing. In prior years, reserves were stated using forecast prices. Gas is converted to equivalent oil at a 6:1 ratio.

(2)  Probable reserves are determined according to SPE/WPC definitions.

TRANSITIONING FOR GROWTH

Our oil and gas capital investment totaled approximately $1.45 billion in 2003. We continue to invest a significant portion of our capital in multi-year, long-cycle-time projects as we transition out of maturing conventional North American basins and build positions in the deep-water Gulf of Mexico, the Middle East, offshore West Africa and in the Athabasca oil sands.

We sold proved reserves in Canada and acquired proved reserves in the Gulf of Mexico in 2003. We sold 29 million boe of proved conventional oil reserves in Southeast Saskatchewan for $268 million. In contrast, at Aspen in the deep-water Gulf of Mexico, we invested $164 million to acquire 24 million boe of proved reserves. The barrels we acquired have margins that are twice our corporate average. "These transactions added real value for shareholders without significantly affecting our overall production or reserves," said Fischer. "Including acquisitions and dispositions, our proved reserve replacement cost, before revisions, was $11.02 per boe in 2003."

In 2003, our near-term capital investment was directed to areas that generate strong full-cycle returns. Approximately one-half of our proved reserve additions were in our international division, where our proved finding and development costs after revisions averaged $6.60 per barrel. Successful ongoing development of the Masila fields and the discoveries on Block 51 added 63 million barrels of new proved reserves. We are developing the Tammum discovery and will add between 20,000 and 25,000 barrels per day of new production in 2005. We have an 87.5% working interest in Block 51.


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

In the Gulf of Mexico, we expanded our interest in our deep-water Aspen project, completed the deep-water Gunnison development project and maintained productivity from our shallow-water assets. In March, we acquired the remaining 40% interest in the Aspen field, adding 24 million boe of proved reserves. Gunnison was completed on budget and on schedule, coming on stream in December. It is currently producing 36 million cubic feet of natural gas and 1,000 barrels of oil per day, net to Nexen, from three of the ten development wells. Production will increase throughout 2004 as the remaining wells are brought on-stream. Full-cycle reserve replacement costs at Aspen and Gunnison are expected to be $8.50 per boe and $10.50 per boe, respectively. Our one-year proved reserve replacement cost, after revisions, in the Gulf was $21.62 per boe in 2003. This largely reflects the difference in timing between reserve recognition and capital investment in the deep-water.

At Syncrude, we added 26 million barrels of proved reserves at $7.38 per boe. These reserves are related to continued progress of Syncrude's Stage 3 expansion.

RESERVE REVISIONS

The revisions to our proved reserves were composed of 26 million boe of heavy oil, 22 million boe of light/medium oil and 19 million boe of natural gas reserves. The following table explains our revisions.


                          REDUCTION      FUTURE       CHANGE IN
                              IN       PRODUCTION      ECONOMIC       REGIONAL
RESERVE REVISIONS (mmboe)    PUDS        PROFILE     ASSUMPTIONS      TOTALS (1)
--------------------------------------------------------------------------------

Canada                      (17)           (30)           (13)            (60)
Yemen                       (11)             -              -             (11)
Other                         -              4              -               4
                          ------------------------------------------------------

TOTAL                       (28)           (26)           (13)            (67)
                          ======================================================


(1)  Prepared using year-end constant prices

The revisions to our Canadian conventional reserves were as follows:

o 17 million boe from a reduction of proved undeveloped reserves (PUDs) based upon drilling results and geological mapping.

o 30 million boe from an assessment of the estimated future production profiles of certain properties.

o 13 million boe from changes in our late field-life economic assumptions. These changes were primarily related to changes in year-end Canadian dollar prices and our estimates of future operating costs.


"Our conventional oil and gas properties in Canada are continuing to mature and we have been managing our capital investment accordingly," said Fischer. "Over the past few years, we have re-invested less than half of the cash flow from these assets back into the region."

Excluding dispositions and revisions, our costs to find and develop our proved conventional reserves in Canada totaled $13.85 per boe in 2003.

In Yemen, extensions to our Heijah and Tawila fields contributed most of the 31 million barrels of proved reserve added from the Masila Block. Discoveries on Block 51 contributed 32 million barrels. We reduced our estimate of the Masila Block's proved reserves by 11 million barrels, based on drilling results and new geological mapping.

PROBABLE RESERVE ADDITIONS

Our probable reserves increased significantly in 2003. At Long Lake, we recognized 313 million barrels of probable synthetic crude oil reserves. This represents less than 10% of Nexen's estimated total recoverable resource in the Athabasca region. The full-cycle cost to find and develop these reserves is expected to average $6.50 per barrel. We will be seeking approval from our Board of Directors on February 12, 2004, to commence commercial development of an integrated bitumen production and upgrading facility at Long Lake. Following approval, we expect to reclassify approximately 200 million barrels of probable reserves to proved reserves.


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

In Yemen, 20 million barrels of new probable reserves were added as a result of the Block 51 discoveries.

Offshore West Africa has become a focus area for us over the past few years. Following our successful offshore drilling program in this region, we recognized 60 million barrels of probable reserves in 2003.

"Our finding and development costs should be much lower in 2004 than they were in 2003," said Fischer. "Given the multi-year nature of the projects we are involved in, the cost of our reserves over three to five years better indicates the success of our strategy."

Nexen Inc. is an independent, Canadian-based global energy and chemicals company, listed on the Toronto and New York stock exchanges under the symbol NXY. We are uniquely positioned for growth in the deep-water Gulf of Mexico, the Athabasca oil sands of Alberta, the Middle East and West Africa. We add value for shareholders through successful full-cycle oil and gas exploration and development, a growing industrial bleaching chemicals business, and leadership in ethics, integrity and environmental protection.

For further information contact:

Kevin Finn                                      Grant Dreger
Vice President, Investor Relations              Manager, Investor Relations
(403) 699-5166                                  (403) 699-5273
801 - 7th Ave SW
Calgary, Alberta, Canada T2P 3P7

www.nexeninc.com
----------------


CONFERENCE CALL

President and CEO, Charlie Fischer and Executive Vice President and CFO, Marvin Romanow will host a conference call to discuss this announcement.

Date:             February 4, 2004
Time:             7:00 a.m. Mountain Time (9:00 a.m. Eastern Time)

To listen to the conference call, please call one of these two lines:

416-640-4127 (Toronto or International)
800-814-4861 (North American toll-free)

A replay of the call will be available for two weeks starting at 12:00 p.m. Eastern Time, February 4 by calling (416) 640-1917 passcode 21036800 followed by the pound sign.

A live and on demand webcast of the conference call will be available at www.nexeninc.com.
-----------------


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

FORWARD LOOKING STATEMENTS

CERTAIN STATEMENTS IN THIS REPORT CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, SECTION 21E OF THE UNITED STATES SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. SUCH STATEMENTS ARE GENERALLY IDENTIFIABLE BY THE TERMINOLOGY USED SUCH AS "PLAN", "EXPECT", "ESTIMATE", "BUDGET", "OUTLOOK" OR OTHER SIMILAR WORDS.

THE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, LEVELS OF ACTIVITY AND ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS: MARKET PRICES FOR OIL AND GAS AND CHEMICALS PRODUCTS; THE ABILITY TO EXPLORE, DEVELOP, PRODUCE AND TRANSPORT CRUDE OIL AND NATURAL GAS TO MARKETS; THE RESULTS OF EXPLORATION AND DEVELOPMENT DRILLING AND RELATED ACTIVITIES; ECONOMIC CONDITIONS IN THE COUNTRIES AND REGIONS WHERE NEXEN CARRIES ON BUSINESS; ACTIONS BY GOVERNMENTAL AUTHORITIES INCLUDING INCREASES IN TAXES, CHANGES IN ENVIRONMENTAL AND OTHER LAWS AND REGULATIONS; RENEGOTIATIONS OF CONTRACTS; AND POLITICAL UNCERTAINTY, INCLUDING ACTIONS BY INSURGENT OR OTHER ARMED GROUPS OR OTHER CONFLICT. THE IMPACT OF ANY ONE FACTOR ON A PARTICULAR FORWARD-LOOKING STATEMENT IS NOT DETERMINABLE WITH CERTAINTY AS SUCH FACTORS ARE INTERDEPENDENT UPON OTHER FACTORS, AND MANAGEMENT'S COURSE OF ACTION WOULD DEPEND ON ITS ASSESSMENT OF THE FUTURE CONSIDERING ALL INFORMATION THEN AVAILABLE. ANY STATEMENTS AS TO POSSIBLE COMMERCIALITY, DEVELOPMENT PLANS, CAPACITY EXPANSIONS, DRILLING OF NEW WELLS, ULTIMATE RECOVERABILITY OF RESERVES, FUTURE PRODUCTION RATES, CASH FLOWS AND CHANGES IN ANY OF THE FOREGOING ARE FORWARD-LOOKING STATEMENTS.

ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS CONVEYED BY THE FORWARD-LOOKING STATEMENTS ARE REASONABLE BASED ON INFORMATION AVAILABLE TO US ON THE DATE SUCH FORWARD-LOOKING STATEMENTS WERE MADE, NO ASSURANCES CAN BE GIVEN AS TO FUTURE RESULTS, LEVELS OF ACTIVITY AND ACHIEVEMENTS. READERS SHOULD ALSO REFER TO OUR ANNUAL REPORT ON FORM 10-K FOR A DISCUSSION OF THE FACTORS.

CAUTIONARY NOTE TO U.S. INVESTORS - THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC) PERMITS OIL AND GAS COMPANIES, IN THEIR FILINGS WITH THE SEC, TO DISCUSS ONLY PROVED RESERVES THAT A COMPANY HAS DEMONSTRATED BY ACTUAL PRODUCTION OR CONCLUSIVE FORMATION TESTS TO BE ECONOMICALLY AND LEGALLY PRODUCIBLE UNDER EXISTING ECONOMIC AND OPERATING CONDITIONS. IN THIS PRESS RELEASE, WE MAY REFER TO "RECOVERABLE RESERVES", "PROBABLE RESERVES" AND "RESOURCE" WHICH ARE INHERENTLY MORE UNCERTAIN THAN PROVED RESERVES. THESE TERMS ARE NOT USED IN OUR FILINGS WITH THE SEC. PLEASE REFER TO OUR ANNUAL REPORT ON FORM 10-K AVAILABLE FROM US OR THE SEC FOR FURTHER RESERVE DISCLOSURE.

CAUTIONARY NOTE TO CANADIAN INVESTORS: NEXEN IS A U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) REGISTRANT. WE FOLLOW SEC REQUIREMENTS IN OUR SECURITIES REGULATORY DISCLOSURES, INCLUDING THE FORM 10-K AND OTHER RELATED FORMS. WE HAVE RECEIVED AN EXEMPTION FROM THE CANADIAN SECURITIES REGULATORY AUTHORITIES (CSA) TO CONTINUE OUR OIL AND GAS ACTIVITIES AND RESERVES DISCLOSURE USING SEC REQUIREMENTS INSTEAD OF CANADIAN DISCLOSURE REQUIREMENTS UNDER NATIONAL INSTRUMENT 51-101 (NI 51-101), The Standards of Disclosure for Oil and Gas Activities. SEC RESERVES DISCLOSURE DIFFERS FROM THE CORRESPONDING INFORMATION IF IT WERE PREPARED USING NI 51-101.

OUR PROBABLE RESERVES DISCLOSURE APPLIES THE SOCIETY OF PETROLEUM
ENGINEERS/WORLD PETROLEUM COUNCIL (SPE/WPC) DEFINITION FOR PROBABLE RESERVES. THE CANADIAN OIL AND GAS EVALUATION HANDBOOK STATES THERE SHOULD NOT BE A SIGNIFICANT DIFFERENCE IN ESTIMATED PROBABLE RESERVE QUANTITIES USING THE SPE/WPC DEFINITION VERSUS NI 51-101.

IN THIS PRESS RELEASE, WE REFER TO OIL AND GAS IN COMMON UNITS CALLED BARREL OF OIL EQUIVALENT (BOE). A BOE IS DERIVED BY CONVERTING SIX THOUSAND CUBIC FEET OF GAS TO ONE BARREL OF OIL (6MCF:1BBL). THIS CONVERSION MAY BE MISLEADING, PARTICULARLY IF USED IN ISOLATION, SINCE THE 6MCF:1BBL RATIO IS BASED ON AN ENERGY EQUIVALENCY AT THE BURNER TIP AND DOES NOT REPRESENT THE VALUE EQUIVALENCY AT THE WELL HEAD.

PLEASE READ THE "SPECIAL NOTE TO CANADIAN INVESTORS" ON OUR WEB SITE FOR A SUMMARY OF THE EXEMPTION GRANTED BY THE CSA AND THE MAJOR DIFFERENCES BETWEEN SEC REQUIREMENTS AND NI 51-101. THE SUMMARY IS NOT INTENDED TO BE ALL-INCLUSIVE NOR TO CONVEY SPECIFIC ADVICE. RESERVE ESTIMATION IS HIGHLY TECHNICAL AND REQUIRES PROFESSIONAL COLLABORATION AND JUDGEMENT. THE DIFFERENCES BETWEEN SEC REQUIREMENTS AND NI 51-101 MAY BE MATERIAL.


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